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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated March 25, 2005 relating to the financial statements of Comstock Homebuilding Companies, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such registration statement.

PricewaterhouseCoopers LLP

McLean, Virginia
June 16, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM